Exhibit 99.1

HERTZ GLOBAL HOLDINGS REPORTS
FIRST QUARTER 2021 FINANCIAL RESULTS
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ESTERO, Fla, May 7, 2021 - Hertz Global Holdings, Inc. (OTCPK:HTZGQ) ("Hertz Global" or the "Company") today reported results for its first quarter 2021 with revenue of $1.3 billion, net income attributable to the Company of $190 million and Adjusted Corporate EBITDA of $2 million. Liquidity at the end of the first quarter was $1.1 billion.

“This quarter we realized the first effects of the leisure travel rebound and capitalized on strong demand-driven pricing in destination markets that exceeded 2019 levels,” said Paul Stone, Hertz Global’s President and Chief Executive Officer. “We’re continuing to see improved demand and are optimistic about a sustained recovery. We’re actively replenishing our fleet, despite the constraints of the global semiconductor shortage and its impact on the automotive supply chain. Most importantly, I’m exceptionally proud of our employees who are working tirelessly to serve our customers as they’re ready to be on the road again.”

During the quarter, the Company closed on the sale of substantially all of the assets of its Donlen vehicle leasing and fleet management business to Athene Holding Ltd for $891 million in cash proceeds, subject to certain adjustments.

“Notably, we are also making great progress towards concluding the bankruptcy process,” continues Stone. “We are actively engaged with potential plan sponsor groups which we anticipate will deliver a robust recovery for creditors and shareholders. We remain on track to emerge in June and are poised to do so with more efficient operations and a stronger balance sheet for the future.”

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
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U.S. RAC	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020
Total revenues	$946	$1,381	(32)%

Adjusted EBITDA	$24	$(199)	NM
Adjusted EBITDA Margin	3%	(14)%

Average Vehicles (in whole units)	292,154	518,580	(44)%
Vehicle Utilization	75%	67%
Transaction Days (in thousands)	19,776	31,564	(37)%
Total RPD (in whole dollars)	$47.63	$42.74	11%
Total RPU Per Month (in whole dollars)	$1,075	$867	24%
Depreciation Per Unit Per Month (in whole dollars)	$234	$298	(21)%
NM - Not meaningful

U.S. RAC revenue declined 32% period over period due to lower volume, partially offset by an 11% increase in Total RPD. Strong pricing during the quarter was driven by tighter fleet levels combined with upward trending leisure travel.

Depreciation Per Unit Per Month decreased 21%, driven by strength in market residual values.

Direct operating and selling, general and administration expenses declined 33% year over year as the Company continued to drive productivity, aligning costs with demand.

Despite revenue headwinds from the pandemic, U.S. RAC Adjusted EBITDA margin was at its highest first quarter level since 2015.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020
Total revenues	$207	$368	(44)%

Adjusted EBITDA	$(6)	$(45)	(86)%
Adjusted EBITDA Margin	(3)%	(12)%

Average Vehicles (in whole units)	75,446	147,987	(49)%
Vehicle Utilization	72%	66%
Transaction Days (in thousands)	4,872	8,863	(45)%
Total RPD (in whole dollars)	$42.49	$45.57	(7)%
Total RPU Per Month (in whole dollars)	$915	$910	1%
Depreciation Per Unit Per Month (in whole dollars)	$168	$220	(24)%

Total International RAC revenues were down 49% year over year on a constant currency basis. A mix shift in volume from airport rentals to longer-length, lower-priced off-airport rentals contributed to a 7% decrease in Total RPD versus first quarter 2020.

Depreciation Per Unit Per Month decreased 24%, driven by strong residual values across key markets.

Direct operating and selling, general and administration expenses declined 43% year over year as the Company continued to drive productivity, aligning costs with demand.

Adjusted EBITDA loss of $6 million reflects an impressive 86% improvement year over year.

ALL OTHER OPERATIONS SUMMARY
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All Other Operations	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020
Total revenues	$136	$174	(22)%

Adjusted EBITDA	$13	$24	(46)%
Adjusted EBITDA Margin	10%	14%

Average Vehicles (in whole units) - Donlen	182,362	201,364	(9)%

All Other Operations primarily is comprised of the Company's Donlen leasing and fleet management operations. Revenue and Adjusted EBITDA declines were driven by lower leasing volume year over year.

On March 30, 2021, the Company sold substantially all of the assets of its Donlen business to Athene Holding Ltd. and recognized a pre-tax gain in its corporate operations of $392 million .

RESULTS OF THE HERTZ CORPORATION
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The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global for the first quarter 2021 and 2020.

FINANCIAL REORGANIZATION
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As previously announced, on May 22, 2020, Hertz Global and Hertz (together, the "Companies") and certain of their direct and indirect subsidiaries in the United States and Canada filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code (the "Reorganization").

The Reorganization provides the time to put in place a new, stronger financial foundation to move successfully through the COVID-19 pandemic and to better position the Companies for the future. Throughout the Reorganization process, all of Hertz’s businesses globally, including its Hertz, Dollar, Thrifty, Firefly, and Hertz Car Sales, are open and serving customers. All reservations, promotional offers, vouchers, and customer and loyalty programs, including rewards points, are expected to continue as usual.

Information related to the Reorganization is included in the Hertz Global and Hertz Form 10-Qs for the quarterly period ended March 31, 2021 filed with the Securities and Exchange Commission (“SEC”) and on the Hertz website, IR.Hertz.com. Additional information, including access to documents filed with the Bankruptcy Court, is also available online at https://restructuring.primeclerk.com/hertz, a website administered by Prime Clerk, LLC, a third-party bankruptcy claims and noticing agent.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the SEC. Among other items, such factors could include: the Company’s ability to navigate the Chapter 11 process, including obtaining Bankruptcy Court approval for certain actions, complying with and operating under the requirements and constraints of the Bankruptcy Code, developing, funding and executing the Company’s business plan and continuing as a going concern; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 cases; our ability to effectuate the Chapter 11 plan of reorganization described in the plan support agreement with certain of our creditors; the impact of the Company's delisting from the New York Stock Exchange on the Company's stockholders; the value of the Company’s common stock due to the Chapter 11 process or its treatment under the Fourth Modified Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors filed on April 21, 2021; levels of travel demand, particularly with respect to business and leisure travel in the U.S. and in global markets; the length and severity of COVID-19 and the impact on the Company’s vehicle rental business as a result of travel restrictions and business closures or disruptions; the impact of COVID-19 and actions taken in response to the pandemic on global and regional economies and economic factors; general economic uncertainty and the pace of economic recovery, including in key global markets, when COVID-19 subsides; the Company’s ability to successfully restructure the Company’s substantial indebtedness or raise additional capital; the Company’s post-bankruptcy capital structure; the Company's ability to remediate the material weaknesses in our internal controls over financial reporting; the Company’s ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; the recoverability of the Company’s goodwill and indefinite-lived intangible assets when performing impairment analysis; the Company’s ability to dispose of vehicles in the used-vehicle market, use the proceeds of such sales to acquire new vehicles and to reduce exposure to residual risk; actions creditors may take with respect to the vehicles used in the rental car operations; significant changes in the competitive environment and the effect of competition in the Company’s markets on rental volume and pricing; occurrences that disrupt rental activity during the Company’s peak periods; the Company’s ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in the Company’s rental operations accordingly; the Company's ability to retain customer loyalty and market share;

increased vehicle costs due to declining value of the Company’s non-program vehicles; the Company’s ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for the Company’s revenue earning vehicles and to refinance its existing indebtedness; risks related to the Company’s indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of the Company’s consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company’s ability to meet the financial and other covenants contained in its DIP Credit Agreement and certain asset-backed and asset-based arrangements; the Company’s ability to access financial markets, including the financing of its vehicle fleet through the issuance of asset-backed securities; fluctuations in interest rates, foreign currency exchange rates and commodity prices; the Company’s ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); the Company’s ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company’s ability to adequately respond to changes in technology, customer demands and market competition; the Company's ability to successfully implement any strategic transactions; the Company’s ability to purchase adequate supplies of competitively priced vehicles and risks relating to the availability and increases in the cost of the vehicles it purchases as a result of the continuing semiconductor microchip manufacturing shortage; the Company’s recognition of previously deferred tax gains on the disposition of revenue earning vehicles; financial instability of the manufacturers of the Company’s vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs; an increase in the Company’s vehicle costs or disruption to the Company’s rental activity, particularly during peak periods, due to safety recalls by the manufacturers of the Company’s vehicles; the Company’s ability to execute a business continuity plan; the Company’s access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company’s ability to retain customer loyalty and market share; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws, the Company’s ability to repatriate cash from non-U.S. affiliates without adverse tax consequences, a major disruption in the Company’s communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company’s information technology systems; costs and risks associated with potential litigation and investigations or any failure or inability to comply with laws and regulations or any changes in the legal and regulatory environment; the Company’s ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally; the Company’s ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, where such actions may affect the Company’s operations, the cost thereof or applicable tax rates; risks relating to the Company’s deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company’s exposure to uninsured claims in excess of historical levels; risks relating to the Company’s participation in multiemployer pension plans; shortages of fuel and increases or volatility in fuel costs; the Company's ability to manage its relationships with unions; changes in accounting principles, or their application or interpretation, and the Company’s ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; and other risks and uncertainties described from time to time in periodic and current reports that we file with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on From 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this Quarterly Report on Form 10-Q, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations	Hertz Media Relations
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended March 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2021	2020	2021	2020
Total revenues	$1,289	$1,923	100%	100%
Expenses:
Direct vehicle and operating	827	1,241	64%	65%
Depreciation of revenue earning vehicles and lease charges	243	677	19%	35%
Selling, general and administrative	156	208	12%	11%
Interest expense, net:
Vehicle	104	118	8%	6%
Non-vehicle	44	57	3%	3%
Total interest expense, net	148	175	11%	9%
Other (income) expense, net	(3)	(17)	—%	(1)%
Reorganization items, net	42	—	3%	—%
(Gain) from the sale of a business	(392)	—	30%	—%
Total expenses	1,021	2,284	79%	119%
Income (loss) before income taxes	268	(361)	21%	(19)%
Income tax (provision) benefit	(79)	4	(6)%	—%
Net income (loss)	189	(357)	15%	(19)%
Net (income) loss attributable to noncontrolling interests	1	1	—%	—%
Net income (loss) attributable to Hertz Global	$190	$(356)	15%	(19)%
Weighted-average number of shares outstanding:
Basic	156	142
Diluted	157	142
Earnings (loss) per share:
Basic	$1.22	$(2.50)
Diluted	$1.21	$(2.50)

Adjusted Net Income (Loss)(a)	$(52)	$(253)
Adjusted Diluted Earnings (Loss) Per Share(a)	$(0.33)	$(1.78)
Adjusted Corporate EBITDA(a)	$2	$(243)
(a)Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended March 31, 2021					Three Months Ended March 31, 2020
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$946	$207	$136	$—	$1,289	$1,381	$368	$174	$—	$1,923
Expenses:
Direct vehicle and operating	670	141	7	9	827	969	265	7	—	1,241
Depreciation of revenue earning vehicles and lease charges	205	38	—	—	243	463	89	125	—	677
Selling, general and administrative	51	36	10	59	156	115	48	(4)	49	208
Interest expense, net:
Vehicle	71	21	12	—	104	86	21	11	—	118
Non-vehicle	(2)	1	1	44	44	(47)	(1)	(5)	110	57
Total interest expense, net	69	22	13	44	148	39	20	6	110	175
(Gain) from the sale of a business	—	—	—	(392)	(392)	—	—	—	—	—
Other (income) expense, net	(1)	—	—	(2)	(3)	(20)	3	—	—	(17)
Reorganization items, net	(14)	—	(1)	57	42	—	—	—	—	—
Total expenses	980	237	29	(225)	1,021	1,566	425	134	159	2,284
Income (loss) before income taxes	$(34)	$(30)	$107	$225	$268	$(185)	$(57)	$40	$(159)	$(361)
Income tax (provision) benefit					(79)					4
Net income (loss)					$189					$(357)
Net (income) loss attributable to noncontrolling interests					1					1
Net income (loss) attributable to Hertz Global					$190					$(356)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended March 31,
(In millions, except per share data)	2021	2020
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$190	$(356)
Adjustments:
Income tax provision (benefit)	79	(4)
Vehicle and non-vehicle debt-related charges(a)	35	12
Restructuring and restructuring related charges(b)	12	7
Information technology and finance transformation costs(c)	6	17
Acquisition accounting-related depreciation and amortization(d)	13	14
Reorganization items, net(e)	42	—
Pre-reorganization and non-debtor financing charges(f)	23	—
Gain from the Donlen Sale(g)	(392)	—
Other items(h)	(87)	(27)
Adjusted pre-tax income (loss)(i)	(79)	(337)
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)	27	84
Adjusted Net Income (Loss)	$(52)	$(253)
Weighted-average number of diluted shares outstanding	157	142
Adjusted Diluted Earnings (Loss) Per Share(k)	$(0.33)	$(1.78)

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$190	$(356)
Adjustments:
Income tax provision (benefit)	79	(4)
Non-vehicle depreciation and amortization(l)	54	53
Non-vehicle debt interest, net of interest income	44	57
Vehicle debt-related charges(a)(m)	28	9
Restructuring and restructuring related charges(b)	12	7
Information technology and finance transformation costs(c)	6	17
Reorganization items, net(e)	42	—
Pre-reorganization and non-debtor financing charges(f)	23	—
(Gain) from the Donlen Sale(g)	(392)	—
Other items(h)(n)	(84)	(26)
Adjusted Corporate EBITDA	$2	$(243)

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives.
(c)Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to the Company's corporate operations ("Corporate").
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents charges incurred associated with the Reorganization, including professional fees. The charges relate primarily to Corporate.
(f)Represents charges incurred prior to the filing of the Chapter 11 Cases comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. For U.S. RAC, International RAC, All Other Operations and Corporate charges incurred for the three months ended March 31, 2021 are $9 million, $2 million, $2 million and $10 million, respectively.
(g)Represents the gain from the sale of the Company's Donlen business on March 30, 2021, primarily associated with the Company's corporate operations.
(h)Represents miscellaneous items. In 2021, includes $100 million due to the suspension of depreciation for the Donlen leasing and fleet management operations while classified as held for sale in All Other Operations, partially offset by charges for a multiemployer pension plan withdrawal liability in the Company's corporate operations. In 2020, includes a $20 million gain on the sale of non-vehicle capital assets in U.S. RAC and $13 million in unrealized gains on derivative financial instruments in All Other Operations.
(i)Adjustments by caption on a pre-tax basis are as follows:

Increase (decrease) to expenses	Three Months Ended March 31,
(In millions)	2021	2020
Direct vehicle and operating	$87	(16)
Selling, general and administrative	(31)	(8)
Interest expense, net:
Vehicle	(39)	(9)
Non-vehicle	(7)	(3)
Total interest expense, net	(46)	(12)
Other income (expense), net	(12)	13
Reorganization items, net	(42)	—
Gain from the Donlen Sale	392	—
Total adjustments	$348	(23)

(j)Derived utilizing a combined statutory rate of 34% and 25% for the three months ended March 31, 2021 and 2020, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(k)Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(l)Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the three months ended March 31, 2021 are $43 million, $6 million, $2 million and $3 million, respectively, and for the three months ended March 31, 2020 are $41 million, $5 million, $2 million and $5 million, respectively.
(m)Vehicle debt-related charges for U.S. RAC, International RAC and All Other Operations for the three months ended March 31, 2021 are $21 million, $5 million and $2 million, respectively, and for the three months ended March 31, 2020 are $6 million, $2 million, and $1 million, respectively.
(n)Also includes an adjustment for non-cash stock-based compensation charges in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
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U.S. Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020
Total RPD
Total revenues	$946	$1,381
Ancillary retail vehicle sales revenue	(4)	(32)
Total Rental Revenues	$942	$1,349
Transaction Days (in thousands)	19,776	31,564
Total RPD (in whole dollars)	$47.63	$42.74	11%

Total Revenue Per Unit Per Month
Total Rental Revenues	$942	$1,349
Average Vehicles (in whole units)	292,154	518,580
Total revenue per unit (in whole dollars)	$3,224	$2,601
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,075	$867	24%

Vehicle Utilization
Transaction Days (in thousands)	19,776	31,564
Average Vehicles (in whole units)	292,154	518,580
Number of days in period (in whole units)	90	91
Available Car Days (in thousands)	26,294	47,191
Vehicle Utilization(a)	75%	67%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$205	$463
Average Vehicles (in whole units)	292,154	518,580
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$702	$893
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$234	$298	(21)%
(a)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
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International Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020
Total RPD
Total revenues	$207	$368
Foreign currency adjustment(a)	—	36
Total Rental Revenues	$207	$404
Transaction Days (in thousands)	4,872	8,863
Total RPD (in whole dollars)	$42.49	$45.57	(7)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$207	$404
Average Vehicles (in whole units)	75,446	147,987
Total revenue per unit (in whole dollars)	$2,744	$2,730
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$915	$910	1%

Vehicle Utilization
Transaction Days (in thousands)	4,872	8,863
Average Vehicles (in whole units)	75,446	147,987
Number of days in period (in whole units)	90	91
Available Car Days (in thousands)	6,790	13,467
Vehicle Utilization(b)	72%	66%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$38	$89
Foreign currency adjustment(a)	—	9
Adjusted depreciation of revenue earning vehicles and lease charges	$38	$98
Average Vehicles (in whole units)	75,446	147,987
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$504	$662
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$168	$220	(24)%
(a)Based on December 31, 2020 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
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Worldwide Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020
Total RPD
Total revenues	$1,153	$1,749
Ancillary retail vehicle sales revenue	(4)	(32)
Foreign currency adjustment(a)	—	36
Total Rental Revenues	$1,149	$1,753
Transaction Days (in thousands)	24,648	40,427
Total RPD (in whole dollars)	$46.62	$43.36	8%

Total Revenue Per Unit Per Month
Total Rental Revenues	$1,149	$1,753
Average Vehicles (in whole units)	367,600	666,567
Total revenue per unit (in whole dollars)	$3,126	$2,630
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,042	$877	19%

Vehicle Utilization
Transaction Days (in thousands)	24,648	40,427
Average Vehicles (in whole units)	367,600	666,567
Number of days in period (in whole units)	90	91
Available Car Days (in thousands)	33,084	60,658
Vehicle Utilization(b)	75%	67%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$243	$552
Foreign currency adjustment(a)	—	9
Adjusted depreciation of revenue earning vehicles and lease charges	$243	$561
Average Vehicles (in whole units)	367,600	666,567
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$661	$842
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$221	$280	(21)%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)Based on December 31, 2020 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
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Hertz Global is the top-level holding company that indirectly wholly owns The Hertz Corporation (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges, reorganization items, pre-reorganization and non-debtor financing charges, gain from the sale of a business and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important to management because they allow management to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, reorganization items, pre-reorganization and non-debtor financing charges, gain from the sale of a business and certain other miscellaneous items. Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and to facilitate analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Total Rental Revenues

Total Rental Revenues represents total revenues less ancillary retail vehicle sales revenues, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measurement that excludes the impact of ancillary revenues resulting from vehicle sales and facilitates in comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Rental Revenues to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of average Total Rental Revenues per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.